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                                                                     Exhibit 3.5


                            ARTICLES OF INCORPORATION

                                       OF

                            T-CO MANUFACTURING, INC.


                                    ARTICLE I
                               NAME OF CORPORATION

             The name of the Corporation is T-Co Manufacturing, Inc.

                                   ARTICLE II
                                    DURATION

                    The period of its duration is perpetual.

                                   ARTICLE III
                                    PURPOSES

         The purpose of the Corporation shall be to conduct any or all lawful business for which corporations may be organized under the State of Utah as from time to time authorized by its Board of Directors, including but not limited to:

         a) Designing, manufacturing and assembling of equipment for the carpet cleaning industry; contracting with general and sub contractors for the purpose of successfully completing the production of said equipment.

         b) Manufacturing and marketing water heaters for the carpet cleaning industry and/or for any other industry requiring hot water as deemed appropriate and by the Board of Directors.

         c) Manufacturing and marketing of water conditioning equipment for the carpet cleaning industry and/or any other industry or market deemed appropriate by the Board of Directors.

         e) Entering into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association,


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partnership, individual or other legal entity for the carrying on of any business and entering into any general or limited partnership for the carrying on of any business.

In pursuit of this purpose, the Corporation will have all the powers granted to it by law.

                                   ARTICLE IV
                                     SHARES

         The aggregate number of shares which the Corporation shall have authorized to issue is 5,000,000 shares of no par value common stock and 1,000,000 shares of no par value preferred stock. All voting rights of the Corporation shall be exercised by the holders of the common stock in the manner prescribed by law, with each share of voting common stock being entitled to one vote. All shares of common stock shall be of the same series and shall have equal rights. Fully paid stock shall not be liable to any call and is non-assessable. Holders of shares of common stock shall not have preemptive rights unless granted by resolution of the Board of Directors. The Board of Directors shall have authority to establish, by resolution, series of the authorized preferred stock by fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, for the shares to be included in such series.

                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is:
                          1327 N. State, Orem, Utah 84057
and the name of its registered agent is: Joel Karren.

                                   ARTICLE VI
                                    DIRECTORS

         The number of directors shall be fixed by the bylaws. The number of directors constituting the Board of Directors of the Corporation at the time these Articles of Incorporation are adopted shall be three and the names and addresses of the persons who are to serve as directors until the next regular annual meeting of the shareholders or until their successors are elected and shall qualify are:


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         NAME                                   ADDRESS
--------------------------------------------------------------------
Joel Karren                                723 N. 480 W.
                                           Orem, Utah 84057

Gaylord Karren                             568 S Oak Dr.
                                           Woodland Hills, Utah

John Hopkins                               1327 N. State
                                           Orem, Utah 84057

                                   ARTICLE VII
                                 INDEMNIFICATION

         To the fullest extent permitted by applicable law or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take action, as a director.

         Neither any amendment nor repeal of this Article VII, nor the adoption of any provision in these Articles of Incorporation inconsistent with this
Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII
                             ACTION WITHOUT MEETING

         Any action which may be taken by the shareholders at a meeting may be taken without a meeting, without prior notice, and without a vote, if the holders of a simple majority, or such larger majority as is required by law or these Articles of Incorporation, of the total outstanding shares of common stock sign a written consent which sets forth the action.

         The undersigned being the individual named in Article V, above, as the registered agent of the Corporation, hereby consents to such appointment.


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                                                     REGISTERED AGENT


                                                     /s/ Joel Karren
                                                     ---------------------------
                                                     JOEL KARREN

         The undersigned officer of the Corporation executed these Articles of Incorporation, certifying that the facts herein stated are true the 8th day of May, 1997.

                                                     THE CORPORATION:
                                                     T-Co Manufacturing, Inc.


                                                     /s/ Joel Karren
                                                     ---------------------------
                                                     By: JOEL KARREN
                                                     Its: President



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